Schedule A

The name, business address, present principal occupation or employment and citizenship of each of the executive officers and managers of the Reporting Persons are set forth below.

Except as set forth in this Schedule A, to the best knowledge of the Reporting Persons, none of the individuals listed below beneficially owns any shares of the common stock, $0.01 par value per share (the “Shares”), of TriplePoint Venture Growth BDC Corp. (the “Issuer”) Except as otherwise noted below, each individual has sole voting and/or investment power over the Shares listed.

TriplePoint Capital LLC

TriplePoint Capital LLC is managed by its sole member, TPC Intermediate LLC. The officers of TriplePoint Capital LLC, who are all citizens of the United States, are set forth below. The business address for each person listed below is c/o TriplePoint Capital LLC, 2735 Sand Hill Road, Suite 100, Menlo Park, California 94025.

Name	Present Principal Occupation or Employment	Number of Shares Beneficially Owned
James P. Labe	Co-Chief Executive Officer	2,557,929.887	(1)
Sajal K. Srivastava	Co-Chief Executive Officer	0
Mike L. Wilhelms	Chief Financial Officer	0
Kevin Thorne	Chief Operating Officer	21,833.454
Michael Standlee	Chief Legal Officer	19,961.964

(1)	Includes 245,325.667 shares of common stock of the Issuer directly beneficially owned by Mr. Labe, 250 shares of common stock indirectly held in a custodian trust account for Mr. Labe’s children and 2,312,254.22 shares of common stock indirectly beneficially owned through Mr. Labe’s interests in TriplePoint Capital Holdings LLC. Mr. Labe disclaims beneficial ownership of the indirectly held shares of common stock except to the extent of his pecuniary interest therein.

TPC Intermediate LLC

TPC Intermediate LLC is managed by its sole member, TriplePoint Capital Holdings LLC. The officers of TPC Intermediate LLC, who are all citizens of the United States, are set forth below. The business address for each person listed below is c/o TPC Intermediate LLC, 2735 Sand Hill Road, Suite 100, Menlo Park, California 94025.

Name	Present Principal Occupation or Employment	Number of Shares Beneficially Owned
James Labe	Co-Chief Executive Officer	2,557,929.887	(1)
Sajal Srivastava	Co-Chief Executive Officer	0
Mike L. Wilhelms	Chief Financial Officer	0
Kevin Thorne	Chief Operating Officer	21,833.454
Michael Standlee	Chief Legal Officer	19,961.964

(1)	Includes 245,325.667 shares of common stock of the Issuer directly beneficially owned by Mr. Labe, 250 shares of common stock indirectly held in a custodian trust account for Mr. Labe’s children and 2,312,254.22 shares of common stock indirectly beneficially owned through Mr. Labe’s interests in TriplePoint Capital Holdings LLC. Mr. Labe disclaims beneficial ownership of the indirectly held shares of common stock except to the extent of his pecuniary interest therein.

TriplePoint Capital Holdings LLC

TriplePoint Capital Holdings LLC is governed by its Board of Managers. The managers and officers of TriplePoint Capital Holdings LLC, who are all citizens of the United States, are set forth below. The business address for each person listed below is c/o TriplePoint Capital Holdings LLC, 2735 Sand Hill Road, Suite 100, Menlo Park, California 94025.

Name	Present Principal Occupation or Employment	Number of Shares Beneficially Owned
James P. Labe	Manager and Co-Chief Executive Officer	2,557,929.887	(1)
Sajal K. Srivastava	Manager and Co-Chief Executive Officer	0
Michael Gontar	Manager (also a Manager of Madera Ventures LLC, a Class C Member of TriplePoint Capital Holdings LLC)	3,020,781.67	(2)
Robert Toan	Manager (also a Manager of Madera Ventures LLC, a Class C Member of TriplePoint Capital Holdings LLC)	2,997,846.898	(3)
Steven Tenenbayev	Manager	0
Mike L. Wilhelms	Chief Financial Officer	0
Kevin Thorne	Chief Operating Officer	21,833.454
Michael Standlee	Chief Legal Officer	19,961.964

(1)	Includes 245,325.667 shares of common stock of the Issuer directly beneficially owned by Mr. Labe, 250 shares of common stock indirectly held in a custodian trust account for Mr. Labe’s children and 2,312,254.22 shares of common stock indirectly beneficially owned through Mr. Labe’s interests in TriplePoint Capital Holdings LLC. Mr. Labe disclaims beneficial ownership of the indirectly held shares of common stock except to the extent of his pecuniary interest therein.
(2)	Includes 22,934.78 shares of common stock of the Issuer directly beneficially owned by Mr. Gontar, over which Mr. Gontar has sole voting and dispositive power, and 2,997,846.898 shares of common stock indirectly beneficially owned through Mr. Gontar’s interests in Madera Ventures LLC, over which Mr. Gontar has shared voting and dispositive power.
(3)	Includes 2,997,846.898 shares of common stock indirectly beneficially owned through Mr. Toan’s interests in Madera Ventures LLC, over which Mr. Toan has shared voting and dispositive power.

Madera Ventures LLC

The managers of Madera Ventures LLC, who are all citizens of the United States, are set forth below. The business address for each person listed below is c/o Madera Ventures LLC, 425 Park Avenue, 35th Floor, NY, NY 10022.

Name	Present Principal Occupation or Employment	Number of Shares Beneficially Owned
Robert W. Toan	Manager, Madera Ventures LLC; also a Manager of TriplePoint Capital Holdings LLC.	2,997,846.898	(1)
Michael Gontar	Manager, Madera Ventures LLC; Manager of TriplePoint Capital Holdings LLC	3,020,781.67	(2)

(1)	Includes 2,997,846.898 shares of common stock indirectly beneficially owned through Mr. Toan’s interests in Madera Ventures LLC, over which Mr. Toan has shared voting and dispositive power.
(2)	Includes 22,934.78 shares of common stock of the Issuer directly beneficially owned by Mr. Gontar, over which Mr. Gontar has sole voting and dispositive power, and 2,997,846.898 shares of common stock indirectly beneficially owned through Mr. Gontar’s interests in Madera Ventures LLC, over which Mr. Gontar has shared voting and dispositive power.